SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 29, 2005

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

By letter to the Audit Committee of the Board of Directors of Unitil Corporation (“Registrant”) dated March 29, 2005, Grant Thornton LLP (“GT”) declined to stand for re-appointment as the Registrant’s independent accountant for periods beginning with fiscal year 2005. The Audit Committee has commenced a process for the engagement of successor independent accountants for the Registrant. The Registrant will file the required Current Report on Form 8-K at the time such successor is engaged.

The following information pertains to GT’s audit reports on the Registrant’s consolidated financial statements:

(i) The reports of GT on the financial statements for the fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(ii) During the fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004 and through April 1, 2005, there have been no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GT would have caused them to make reference thereto in their reports on the financial statements for such years.

(iii) During the fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004 and through April 1, 2005, there have been no reportable events required to be reported under Regulation S-K Item 304(a)(1)(v).

In addition, the Registrant has provided GT with a copy of the disclosures in this Form 8-K and has requested that GT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 1, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statement and Exhibits

Financial Statements:

None.

Exhibits:

Exhibit 16.1	April 1, 2005, letter from GT regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 1, 2005